UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2006

Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 629-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 14, 2006, Mr. Clarence P. Cazalot, Jr., President and Chief Executive Officer of Marathon Oil Corporation (the "Company"), entered into a 10b5-1 Trading Plan with Fidelity Brokerage Services LLC. This Trading Plan is intended to comply with the requirements of Rule 10b5-1 promulgated by the Securities and Exchange Commission under Section 10(b) of the Securities Exchange Act of 1934. The Trading Plan covers the potential exercise of stock options and associated sale of up to 350,000 shares of the Company’s common stock during the period commencing on August 16, 2006 and ending on August 14, 2007, unless terminated earlier under certain circumstances.

On August 16, 2006, Mr. Gary R. Heminger, Executive Vice President of the Company, entered into a Trading Plan with Fidelity Brokerage Services LLC. This Trading Plan is intended to comply with the requirements of Rule 10b5-1 promulgated by the Securities and Exchange Commission under Section 10(b) of the Securities Exchange Act of 1934. The Trading Plan covers the potential exercise of stock options and associated sale of up to 80,200 shares of the Company’s common stock during the period commencing on August 17, 2006 and ending on August 15, 2007, unless terminated earlier under certain circumstances.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

August 17, 2006	By:	Janet F. Clark

Name: Janet F. Clark
Title: Senior Vice President and Chief Financial Officer